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EXHIBIT 23.5

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to incorporation by reference of our audit report dated March 12, 2002, except for Note G, for which the date is November 21, 2002, relating to the combined balance sheets of Wheeling Machine Products, Inc. and Wheeling Machine Products of Texas, Inc. as of December 30, 2001 and December 31, 2000, the related statements of income and retained earnings (operating deficit) and cash flows for the fifty-two week periods ended December 30, 2001, December 31, 2000, and January 2, 2000, which report appears in Lone Star Technologies, Inc.'s Form 8-K/A dated November 27, 2002.

        We hereby consent to incorporation by reference of our review report dated September 18, 2002, except for Note G, for which the date is November 21, 2002, relating to the combined balance sheet of Wheeling Machine Products, Inc. and Wheeling Machine Products of Texas, Inc. as of July 14, 2002, the related statements of income and retained earnings (operating deficit) and cash flows for the periods ended July 14, 2002 and July 15, 2001, which report appears in Lone Star Technologies, Inc.'s Form 8-K/A dated November 27, 2002.

/s/ LaPORTE, SEHRT, ROMIG & HAND
A Professional Accounting Corporation
Metairie, LA

November 27, 2002

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  EXHIBIT 23.5
CONSENT OF INDEPENDENT ACCOUNTANTS